UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 23, 2013

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2013, General Growth Properties, Inc., a Delaware corporation (the “Company”), amended and restated its corporate line of credit with Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Royal Bank of Canada and J.P. Morgan Securities LLC, as Joint Lead Arrangers (the “Agreement”).

The Agreement, among other things, increases the uncommitted accordion feature of the revolving credit facility from $250 million to $500 million to allow the Company to increase the total facility to $1.5 billion, reduces the drawn spread over LIBOR by between 0.50% and 0.75% per annum, reduces the fees paid on unused portions of the facility from 0.35% to 0.20% per annum, and releases certain pledged equity interests as collateral.  The facility will mature on October 23, 2018.

The drawn pricing of the facility is currently set at LIBOR plus 1.575% and is determined by the Company’s leverage level.

The description of the Agreement in this current report is qualified in its entirety by reference to a copy of the Agreement that is filed as Exhibit 10.1 to this current report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: October 28, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Credit Agreement